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                                                                  Exhibit (a)(3)


                             AMWAY ASIA PACIFIC LTD.

          PROXIES SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            SPECIAL GENERAL MEETING OF SHAREHOLDERS ON APRIL 27, 2000

         The undersigned holder of shares of common stock of Amway Asia Pacific Ltd. hereby appoints Douglas L. DeVos and Stephen A. Van Andel, and each of them, as proxies of the undersigned, with full power of substitution, to act and to vote for and in the name, place and stead of the undersigned at the Special General Meeting of Shareholders of Amway Asia Pacific to be held in the Seminar Room at Amway Asia Pacific's offices located at 38/F, The Lee Gardens, 33 Hysan Avenue, Causeway Bay, Hong Kong, at 10:00 a.m. (Hong Kong time) on Thursday, April 27, 2000, and at any and all adjournments thereof, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present at such meeting with respect to the proposal listed on the reverse side and in accordance with their discretion on all other matters that properly come before the Special General Meeting.

         THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE TENDER OFFER AND AMALGAMATION AGREEMENT AND THE AMALGAMATION CONTEMPLATED THEREBY AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS.

(Continued, and to be dated and signed,                AMWAY ASIA PACIFIC LTD.
 on the other side)                                    P.O. BOX 11115
                                                       NEW YORK, NY 10203-0115









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The disinterested directors of the Board of Directors recommend a vote for the approval of the tender offer and amalgamation agreement and the amalgamation contemplated thereby.

1.    Proposal to approve the tender offer          FOR    AGAINST    ABSTAIN
      and amalgamation agreement, dated
      November 15, 1999, among Amway Asia
      Pacific, New AAP Limited and
      Apple Hold Co., L.P., and the
      amalgamation contemplated thereby.






This proxy should be dated, signed by the shareholder as his or her name appears hereon, and returned promptly in the enclosed envelope. Joint owners should each sign personally, and trustees, and others signing in a representative capacity should indicate the capacity in which they sign.

                                           Dated:_______________________ , 2000


                                           ____________________________________
                                               Signature of Shareholder

                                           ____________________________________
                                               Signature of Shareholder

                                          VOTES MUST BE INDICATED BY AN (X) IN
                                          BLACK OR BLUE INK.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED.